As filed with the Securities and Exchange Commission on January 15, 2013
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
___________________________

EZCORP, INC.
(Exact name of registrant as specified in its charter)
___________________________

Delaware    74-2540145
(State or other jurisdiction of    (I.R.S. Employer
incorporation or organization)     Identification Number)

1901 Capital Parkway
Austin, Texas 78746
(512) 314-3400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
___________________________

Thomas H. Welch, Jr.
Senior Vice President, General Counsel and Secretary
EZCORP, Inc.
1901 Capital Parkway
Austin, Texas 78746
(512) 314-3409
(Name, address, including zip code, and telephone number, including area code, of agent for service)
___________________________

Copies to:
Christopher G. Schmitt
Vinson & Elkins L.L.P.
2001 Ross Avenue, Suite 3700
Dallas, Texas 75201-2975
(214) 220-7700
___________________________

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer     ☑    Accelerated filer    ☐
Non-accelerated filer    ☐    Smaller reporting company    ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration fee
Class A Non-Voting Common Stock, par value $0.01 per share	1,400,198	$20.19	$28,269,998	$3,856

(1)
Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), there is also being registered hereunder such number of additional shares of Class A Non-Voting Common Stock of the registrant as may be issued to the selling stockholders because of any future stock dividends, stock distributions, stock splits or other similar transactions and such lesser amount of shares of Class A Non-Voting Common Stock of the registrant as may be issued to the selling stockholders because of any reverse stock split, stock combination or other similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act, based on the average of the high and low prices of the registrant’s Class A Non-Voting Common Stock reported by the NASDAQ Global Select Market on January 8, 2013.

PROSPECTUS
EZCORP, Inc.
1,400,198 Shares of Class A Non-Voting Common Stock
This prospectus relates to 1,400,198 shares of our Class A Non-Voting Common Stock, which may be sold from time to time by the selling stockholders named herein. The shares of our Class A Non-Voting Common Stock offered under this prospectus were issued to the selling stockholders by us in connection with our acquisition of the assets of Go Cash, LLC and certain of its affiliates.
The selling stockholders may sell none, some or all of the shares offered by this prospectus. We cannot predict when or in what amount the selling stockholders may sell any of the shares offered by this prospectus. The selling stockholders may sell the shares of our Class A Non-Voting Common Stock offered by this prospectus at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices that may be changed. Such sales may occur in the open market, in negotiated transactions or in a combination of these methods.
We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the shares covered by this prospectus.
Our Class A Non-Voting Common Stock is traded on the NASDAQ Global Select Market under the symbol “EZPW.” On January 14, 2013, the last reported sale price of our Class A Non-Voting Common Stock was $20.66 per share.
Investing in our Class A Non-Voting Common Stock involves risk. You should carefully consider the risks described in any accompanying prospectus supplement as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 1.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 15, 2013.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with additional or different information. This prospectus is not an offer to sell, nor a solicitation of an offer to buy, these securities in any jurisdiction where such offer or sale is not permitted.
The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT EZCORP, INC.
EZCORP, Inc. is a leading provider of instant cash solutions. We provide a variety of instant cash solutions, including collateralized, non-recourse loans, commonly known as pawn loans, and a variety of short-term consumer loans, including single-payment and multiple-payment unsecured loans and single-payment and multiple-payment auto title loans. In Texas, we provide fee-based credit services to consumers seeking loans. At our pawn and buy/sell stores, we sell merchandise, primarily collateral forfeited from pawn lending operations and second-hand merchandise purchased from customers. We also offer prepaid debit card services to help customers better manage their money and control their spending.
At September 30, 2012, we operated a total of 1,262 locations in the United States, Mexico and Canada. In addition, we own 95% of Ariste Holding Limited and its affiliates, which offers short-term consumer loans online in the United Kingdom, 60% of Prestaciones Finmart, S.A.P.I. de C.V., SOFM, E.N.R., a leading payroll withholding lender headquartered in Mexico City, approximately 30% of Albemarle & Bond Holdings, PLC, one of the United Kingdom's largest pawnbroking businesses with approximately 230 stores, and approximately 33% of Cash Converters International Limited, which is based in Australia and franchises and operates a worldwide network of approximately 700 locations that provide financial services and buy and sell second-hand goods.
EZCORP, Inc. is a Delaware corporation headquartered in Austin, Texas. Our principal executive offices are located at 1901 Capital Parkway, Austin, Texas 78746, and our telephone number is 512-314-3400. Our website address is www.ezcorp.com. We conduct our operations through our wholly-owned subsidiaries. Unless otherwise specified, references in this prospectus to “we,” “us” or similar terms refer to EZCORP, Inc. and its consolidated subsidiaries.
RISK FACTORS
Investing in our Class A Non-Voting Common Stock involves risks. Before you decide whether to purchase any of our Class A Non-Voting Common Stock, you should carefully consider the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as supplemented by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, to the extent applicable, each of which is incorporated herein by reference, and those risk factors that may be included or incorporated by reference under the caption “Risk Factors” in any applicable prospectus supplement, together with all of the other information included in this prospectus, any applicable prospectus supplement and the documents we incorporate by reference. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and prospects could be materially adversely affected and the trading price of our Class A Non-Voting Common Stock could decline and you may lose all or part of your investment.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). We intend that all forward-looking statements be subject to the safe harbors created by these laws. All statements, other than statements of historical facts, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives are forward-looking statements. The words “may,” “can,” “should,” “could,” “will,” “would,” “predict,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are only predictions of the outcome and timing of future events based on our current expectations and currently available information. Actual results could differ materially from those expressed in the forward-looking statements due to a number of risks and uncertainties, many of which are beyond our control. Accordingly, you should not regard any forward-looking statement as a representation that the expected results will be achieved.

Known risk factors that could cause results or events to differ from current expectations are identified and discussed in our filings with the Securities and Exchange Commission (the “SEC”). These risk factors include, without limitation, the following:

•	Changes in laws and regulations, including regulation of our financial services business by the Consumer Financial Protection Bureau;

•	Changes in gold prices or volumes;

•	The concentration of business in Texas;

•	Changes in foreign currency exchange rates;

•	General economic conditions;

•	Changes in our relationships with unaffiliated lenders;

•	Our ability to continue growing our store count through acquisitions and de novo openings;

•	Changes in the business, regulatory or political climate in Mexico;

•	Changes in pawn redemption rates, loan default and collection rates or other important operating metrics;

•	Changes in our liquidity, capital requirements or access to debt and capital markets;

•	Changes in the competitive landscape;

•	Our controlled ownership structure;

•	Potential infrastructure failures or data security breaches;

•	Risks associated with new online lending business;

•	Potential litigation;

•	Failure to achieve adequate return on our investments;

•	Potential uninsured property, casualty or other losses;

•	Potential disruptive effect of acquisitions, investments and new businesses; and

•	Changes in U.S. or international tax rates.
We specifically disclaim all responsibility to publicly update any information contained in a forward-looking statement except as required by law. All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

USE OF PROCEEDS
We are not selling any securities under this prospectus. We are registering the shares of our Class A Non-Voting Common Stock on behalf of the selling stockholders pursuant to the terms of the Purchase Agreement (as defined below under “Selling Stockholders”), and we will not receive any of the proceeds from the sale by the selling stockholders of any such shares.
SELLING STOCKHOLDERS
This prospectus relates to the offer and sale from time to time by the selling stockholders of up to 1,400,198 shares of our Class A Non-Voting Common Stock. Such shares were issued to the selling stockholders in a transaction exempt from registration under the Securities Act. More specifically, such shares were issued to the selling stockholders as partial consideration for the sale to us of certain assets pursuant to the Asset Purchase Agreement, dated November 20, 2012 (the “Purchase Agreement”), among EZCORP Online, Inc., EZCORP, Inc., Hayfield Investment Partners, LLC and certain subsidiaries of Hayfield Investment Partners, LLC, as amended on December 12, 2012 by the original parties to the Purchase Agreement and the members of Hayfield Investment Partners, LLC. Pursuant to the Purchase Agreement, we agreed to, among other things, file a registration statement with the SEC to register the shares of our Class A Non-Voting Common Stock issued to the selling stockholders upon the closing of such acquisition.
The table below sets forth the name of the selling stockholders and the number of shares of our Class A Non-Voting Common Stock that the selling stockholders beneficially own and that may be offered pursuant to this prospectus. We have prepared the table below based on information provided to us by or on behalf of the selling stockholders on or prior to January 10, 2013 . The selling stockholders may offer none, some or all of the shares of our Class A Non-Voting Common Stock offered by this prospectus. We cannot predict if, when or in what amounts the selling stockholders may sell any of the shares of our Class A Non-Voting Common Stock offered by this prospectus or when or in what amounts the selling stockholders may acquire additional shares of our Class A Non-Voting Common Stock. We understand certain selling stockholders have adopted or may in the future adopt prearranged Rule 10b5-1 stock trading plans allowing them to sell some or all of their shares of our Class A Non-Voting Common Stock over time as part of their financial, tax and/or estate planning. The selling stockholders may sell their shares of our Class A Non-Voting Common Stock registered under this registration statement through such plans. As used in this prospectus, the term “selling stockholders” includes persons who obtain shares of our Class A Non-Voting Common Stock as a gift, on foreclosure of a pledge, as a distribution or dividend or in a non-sale related transfer from a selling stockholder listed in the table below after the date of this prospectus.
Except as otherwise disclosed herein, none of the selling stockholders or any of their respective affiliates has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates.
A selling stockholder may be deemed to be, under interpretations of the staff of the SEC, an “underwriter” within the meaning of the Securities Act to the extent it is (i) a registered broker-dealer or (ii) an affiliate of a registered broker dealer if the selling stockholder did not acquire its shares of our Class A Non-Voting Common Stock in the ordinary course of business or had an agreement or understanding, directly or indirectly, with any person to distribute the shares of our Class A Non-Voting Common Stock.
Information about the selling stockholders may change over time. Any changed information will be set forth in supplements to this prospectus, if required.

	Shares of Class A Non-Voting Common Stock Beneficially Owned Prior to Offering (1)		Number of Shares of Class A Non-Voting Common Stock That May Be Sold	Shares of Class A Non-Voting Common Stock Beneficially Owned After Offering (1)
Name of Selling Stockholder	Number of Shares	Percentage (2)		Number of Shares (2)	Percentage (2)(3)

Hayfield Investment Partners, LLC (4)	1,100,198	2%	1,100,198	—	—
James R. Carnes Revocable Trust u/t/a February 10, 2010 (5)	300,000	0.6%	300,000	—	—
_______________

(1)	Beneficial ownership as used herein has the meaning ascribed thereto under Section 13(d) of the Exchange Act and the rules thereunder.

(2)	Based on 51,165,887 shares of our Class A Non-Voting Common Stock outstanding as of January 8, 2013.

(3)
Assumes that the selling stockholder sells all of the shares offered by this prospectus and that prior to the sale of such shares the selling stockholder does not acquire additional shares or dispose of any shares beneficially owned by the selling stockholder that are not being offered pursuant to this prospectus.

(4)
Hayfield Investment Partners, LLC, a Delaware limited liability company, is managed by Willowbrook Partners, LLC, a Delaware limited liability company, which is managed and wholly-owned by Willowbrook Management, Inc., a Delaware corporation. James R. Carnes and Edward Foster own 98.5% and 1.5%, respectively, of Willowbrook Management, Inc. Mr. Carnes has sole investment power with respect to the shares of our Class A Non-Voting Common Stock owned of record by Hayfield Investment Partners, LLC. Willowbrook Partners, LLC, Willowbrook Management, Inc. and Mr. Carnes and Mr. Foster may each be deemed to share beneficial ownership of the shares of our Class A Non-Voting Common Stock owned of record by Hayfield Investment Partners, LLC. Willowbrook Partners, LLC, Willowbrook Management, Inc. and Mr. Carnes and Mr. Foster expressly disclaim any such beneficial ownership.

(5)
James R. Carnes Revocable Trust u/t/a February 10, 2010 is a revocable trust of which James R. Carnes and Melissa C. Carnes are the co-trustees and Mr. Carnes is the sole current beneficiary. Mr. Carnes has sole investment power with respect to the shares of our Class A Non-Voting Common Stock owned of record by James R. Carnes Revocable Trust u/t/a February 10, 2010. Mr. Carnes may be deemed to share beneficial ownership of the shares of our Class A Non-Voting Common Stock owned of record by James R. Carnes Revocable Trust u/t/a February 20, 2010. Shortly after the closing of our acquisition of certain assets pursuant to the Purchase Agreement, Mr. Carnes became an employee of one of our subsidiaries.

PLAN OF DISTRIBUTION
Resales by the Selling Stockholders
    We are registering the shares of our Class A Non-Voting Common Stock on behalf of the selling stockholders pursuant to the terms of the Purchase Agreement, and we will not receive any of the proceeds from the sale by the selling stockholders of any such shares. The selling stockholders may offer the shares of our Class A Non-Voting Common Stock from time to time, either in increments or in a single transaction. The selling stockholders may also decide not to sell all the shares of our Class A Non-Voting Common Stock they are allowed to sell under this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Types of Sale Transactions
     The selling stockholders may sell the shares of our Class A Non-Voting Common Stock offered by this prospectus at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices that may be changed. Sales of shares of our Class A Non-Voting Common Stock by the selling stockholders may occur from time to time in one or more of the following types of transactions (which may involve crosses or block transactions):

•	through the NASDAQ Global Select Market or any other securities exchange that quotes our Class A Non-Voting Common Stock;

•	in the over-the-counter market;

•	in transactions other than on those exchanges or in the over-the-counter market (including negotiated transactions and other private transactions);

•	in short sales (sales of shares completed by delivery of borrowed stock) of our Class A Non-Voting Common Stock, in transactions to cover short sales or otherwise in connection with short sales;

•	by pledge to secure debts and other obligations or on foreclosure of a pledge;

•	through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to our Class A Non-Voting Common Stock;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	in a combination of any of the above transactions; or

•	any other method permitted pursuant to applicable law.
    The selling stockholders may enter into hedging transactions from time to time in which they may:

•
enter into transactions with a broker-dealer or any other person in connection with which such broker-dealer or other person will engage in short sales of our Class A Non-Voting Common Stock, in which case such broker-dealer or other person may use shares of our Class A Non-Voting Common Stock received from the selling stockholders to close out its short positions;

•
sell our Class A Non-Voting Common Stock short itself and redeliver shares offered by this prospectus to close out its short positions or to close out stock loans incurred in connection with its short positions;

•
enter into option or other types of transactions that require the selling stockholders to deliver our Class A Non-Voting Common Stock to a broker-dealer or any other person, who will then resell or transfer the common stock under this prospectus; or

•
loan or pledge our Class A Non-Voting Common Stock to a broker-dealer or any other person, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares under this prospectus.

    The selling stockholders may use broker-dealers or other persons to sell their shares in transactions that may include one or more of the following:

•	a block trade in which a broker-dealer or other person may resell a portion of the block, as principal or agent, in order to facilitate the transaction;

•	purchases by a broker-dealer or other person, as principal, and resale by the broker-dealer or other person for its account; or

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.
    Resales by the selling stockholders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling stockholder’s agent in the resale of the shares of our Class A Non-Voting Common Stock by the selling stockholder or the securities firm may purchase shares of our Class A Non-Voting Common Stock from the selling stockholder as principal and thereafter resell those shares from time to time. The fees earned by or paid to the securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts or concessions to the extent permissible. The securities firm may resell the securities through other securities dealers, and commissions or concessions to those other dealers may be allowed.
    The selling stockholders and any agent, broker or dealer that participates in sales of our Class A Non-Voting Common Stock offered by this prospectus may be deemed “underwriters” under the Securities Act, and any commissions or other consideration received by any agent, broker or dealer may be considered underwriting discounts or commissions under the Securities Act.
To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of our Class A Non-Voting Common Stock by the selling stockholders, except that we understand certain selling stockholders have adopted or may in the future adopt written plans, known as Rule 10b5-1 stock trading plans, allowing them to sell some or all of their shares over time as part of their financial, tax and/or estate planning. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by a selling stockholder when entering into the plan, without further direction from the selling stockholder.
    Instead of selling shares of our Class A Non-Voting Common Stock under this prospectus, the selling stockholders may sell shares of our Class A Non-Voting Common Stock in compliance with the provisions of Rule 144 under the Securities Act, if available.
Regulation M
     We have informed the selling stockholders that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to their sales of our Class A Non-Voting Common Stock.
Indemnification
    We have agreed to indemnify selling stockholders against certain liabilities arising under the Securities Act from sales of our Class A Non-Voting Common Stock. The selling stockholders may agree to indemnify any agent, broker or dealer that participates in sales of our Class A Non-Voting Common Stock against liabilities arising under the Securities Act from sales of our Class A Non-Voting Common Stock.
Effectiveness of Registration Statement
    Pursuant to the terms of the Purchase Agreement, we will keep the registration statement of which this prospectus is a part continuously effective for a period ending on the later of (i) the sale of all of the shares of our Class A Non-Voting Common Stock received pursuant to the Purchase Agreement, and (ii) the date on which all such shares may be sold under Rule 144 of the Securities Act without any limitation as to volume or manner of sale and without the requirement for us to be in compliance with the current public information requirement of Rule 144.
    We are permitted to suspend the use of this prospectus if we have determined that continued use would require public disclosure by us of material non-public information. Such suspensions shall be for a period not to exceed 45 consecutive days and an aggregate of 90 days during any 12-month period.

Expenses of this Offering
    We have agreed, among other things, to pay all costs, fees and expenses incurred by us in connection with the registration of the shares of our Class A Non-Voting Common Stock covered by this prospectus, including all SEC fees, blue sky fees, printing expenses, transfer agent fees and legal and accounting fees. We are not responsible for the legal fees and expenses of the selling stockholders.

LEGAL MATTERS
The validity of the shares of our Class A Non-Voting Common Stock to be offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Dallas, Texas.
EXPERTS
The consolidated financial statements of EZCORP, Inc. as of September 30, 2012 and 2011, and for each of the three years in the period ended September 30, 2012, and the effectiveness of our internal control over financial reporting as of September 30, 2012, have been audited by BDO USA, LLP, independent registered public accounting firm, as set forth in their reports included in our Annual Report on Form 10-K for the year ended September 30, 2012 and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual and quarterly reports and other reports and information with the SEC. You may read and copy any of our reports, statements or other information on file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding its Public Reference Room. Our SEC filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also are available at the website maintained by the SEC at www.sec.gov.
We maintain a website at www.ezcorp.com. All of our reports filed with the SEC are accessible, free of charge, through the Investor Relations section of our website as soon as reasonably practicable after electronic filing. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus, and you should not rely on that information in making your investment decision unless that information is also in this prospectus or has been expressly incorporated by reference into this prospectus.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. Except to the extent that information in those documents is deemed furnished and not filed pursuant to applicable securities laws and regulations, we incorporate by reference the documents listed below that we previously filed with the SEC under the Exchange Act:

•	Our Annual Report on Form 10-K for the year ended September 30, 2012;

•
Our Current Reports on Form 8-K filed with the SEC on November 27, 2012, December 4, 2012, December 13, 2012 and December 20, 2012 (excluding any information furnished pursuant to Item 2.02 or Item 7.01); and

•
The description of our Class A Non-Voting Common Stock set forth in the Registration Statement on Form 8-A filed with the SEC on July 24, 1991, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference each of the documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date of this prospectus until all of the shares of our Class A Non-Voting Common Stock offered by this prospectus are sold.
You may obtain copies of any of these filings from us as described below or through the SEC as described above. Documents incorporated by reference are available on our website at www.ezcorp.com and are available without charge, excluding exhibits, unless an exhibit has been specifically incorporated by reference into this prospectus, by making a request at:
EZCORP, Inc.
1901 Capital Parkway
Austin, Texas 78746
Attn: Corporate Secretary
Telephone: 512-314-3400
Email: Investor_Relations@ezcorp.com

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The table below sets forth the expenses payable by EZCORP, Inc. (the “Company”) in connection with the offering of the shares of the Company’s Class A Non-Voting Common Stock being registered hereby. The selling stockholders will not bear any portion of such expenses. All amounts are estimates except the Securities and Exchange Commission (“SEC”) registration fee.

Item	Amount to be paid
SEC registration fee	$ 3,856
Legal fees and expenses	35,000
Accountant’s fees and expenses	35,000
Total	$ 73,856

Item 15. Indemnification of Directors and Officers
Article Eighth of the Company’s Amended Certificate of Incorporation provides that the Company shall indemnify its present or former directors and officers, and may indemnify any employee or agent of the Company, to the fullest extent permitted by law, including under the Delaware General Corporation Law (the “DGCL”).
Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the Delaware Court of Chancery or such other court shall deem proper.
Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.

Section 145(d) of the DGCL provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). The determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.
Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized under Section 145. The expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation, or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be so paid upon those terms and conditions, if any, as the corporation deems appropriate.
Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145. The Company maintains directors’ and officers’ liability insurance for the benefit of its directors and officers.
Section 145(j) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
The above discussion of the Company’s Amended Certificate of Incorporation and the DGCL is not intended to be exhaustive and is respectively qualified by entirety to the Company’s Amended Certificate of Incorporation and the DGCL.
Item 16. Exhibits
The attached Exhibit Index is incorporated herein by reference.
Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for purposes of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(b)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(s) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 15th day of January 2013.
EZCORP, INC.
By:    /s/ Paul E. Rothamel
Paul E. Rothamel
President and Chief Executive Officer
Each person whose signature appears below hereby authorizes and appoints Thomas H. Welch, Jr. as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in the capacity stated below any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 15, 2013.

Signature	Title

/s/ Sterling B. Brinkley	Chairman of the Board
Sterling B. Brinkley

/s/ Paul E. Rothamel	President, Chief Executive Officer and Director
Paul E. Rothamel	(principal executive officer)

/s/ Joseph J. Beal	Director
Joseph J. Beal

/s/ Pablo Lagos Espinosa	Director
Pablo Lagos Espinosa

/s/ John Farrell	Director
John Farrell

Signature	Title

/s/ William C. Love	Director
William C. Love

/s/ Thomas C. Roberts	Director
Thomas C. Roberts

/s/ Mark Kuchenrither	Executive Vice President and Chief Financial Officer
Mark Kuchenrither	(principal financial officer)

/s/ Jeffrey S. Byal	Senior Vice President and Chief Accounting Officer
Jeffrey S. Byal	(principal accounting officer)

EXHIBIT INDEX

Exhibit Number	Description

2.1
Asset Purchase Agreement, dated November 20, 2012, among EZCORP Online, Inc., EZCORP, Inc., Hayfield Investment Partners, LLC and certain subsidiaries of Hayfield Investment Partners, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 20, 2012, Commission File No. 0-19424)

2.2
Amendment to Asset Purchase Agreement, dated December 12, 2012, among EZCORP Online, Inc., EZCORP, Inc., Hayfield Investment Partners, LLC, certain subsidiaries of Hayfield Investment Partners, LLC and the members of Hayfield Investment Partners, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 20, 2012, Commission File No. 0-19424)

4.1	Amended Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4 filed on September 26, 2008, Commission File No. 33-153703)
4.2	Amended Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended September 30, 2008, Commission File No. 0-19424)
4.3
Specimen of Class A Non-Voting Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 effective August 23, 1991, Commission File No. 33-41317)

4.4
Section 2.5(b) of the Asset Purchase Agreement, dated November 20, 2012, among EZCORP Online, Inc., EZCORP, Inc., Hayfield Investment Partners, LLC and certain subsidiaries of Hayfield Investment Partners, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 20, 2012, Commission File No. 0-19424)

5.1*	Opinion of Vinson & Elkins L.L.P.
23.1*	Consent of BDO USA, LLP
23.2*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
24.1*	Power of attorney (included on the signature page to this registration statement)

*	Filed herewith